Software License and Strategic Alliance Agreement



                                     between



                               Intelli-Check, Inc.



                                       and



                              SiVault Systems, Inc







                            Effective as of EXECUTION



                   Relating to ID-Check Verification Software


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                           SOFTWARE LICENSE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE  I  -  RIGHT  TO  USE  LICENSED  SOFTWARE

1.01   Grant  of  Right
1.02   Furnishing  of  LICENSED  SOFTWARE
1.03   Ownership
1.04   Non-Transmission
1.05   U.S.  Export  Control



ARTICLE  II  -  FEES

2.01   Initial  and  Additional  Fees
2.02   Payments
2.03   Taxes

ARTICLE  III  -  TERMINATION

3.01   Termination
3.02   Survival

ARTICLE  IV  -  MISCELLANEOUS  PROVISIONS

4.01   Agreement  Prevails
4.02   Disclaimer
4.03   Nothing  Construed
4.04   Confidentiality
4.05   Publicity
4.06   Nonassignability
4.07   Addresses
4.08   Integration
4.09   Choice  of  Law


DEFINITIONS  APPENDIX

APPENDIX  A


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                           SOFTWARE LICENSE AGREEMENT


Effective as of EXECUTION*, Intelli-Check Inc., a Delaware corporation, ("Intelli-Check"), having an office at 246 Crossways Park West, Woodbury, New York 11797 and SiVault Systems, Inc, a Nevada corporation, ("Licensee") having an office at 500 Fifth Avenue, New York, N.Y. 10110, agree as follows:

                                    ARTICLE I

                         RIGHT TO USE LICENSED SOFTWARE

1.01  Grant  of  Right

     (a) Intelli-Check grants to Licensee a personal, nontransferable and nonexclusive right to use the LICENSED SOFTWARE in the SYSTEM. As an attribute of this right, Licensee may furnish the SYSTEM, either directly or through its distributors ("customers") in the United States and Canada, solely for use in connection with its sale of its signature verification technology. No right is granted to make any changes to the LICENSED SOFTWARE. However, Licensee may make changes to other software and/or hardware in the SYSTEM.

     (b) Licensee's rights as set forth in Section 1.01(a) are contingent upon Licensee obtaining an agreement in writing from each customer, before or at the time of furnishing each copy of the LICENSED SOFTWARE, that:

          (1) only a personal, nontransferable and nonexclusive right to use the copy of the LICENSED SOFTWARE in the furnished SYSTEM is granted to such customer;

          (2) no ownership interest in the LICENSED SOFTWARE is transferred to such customer;

          (3) such customer will not copy the LICENSED SOFTWARE, except as necessary to use the same in the furnished SYSTEM, and for backup and archive purposes in connection with such use, and each such copy shall contain any copyright notice or notices;

          (4) if a customer's right-to-use is terminated for any reason, such customer will either destroy or return all copies of LICENSED SOFTWARE in its possession;

          (5) such customer will not transfer LICENSED SOFTWARE to any other party except, as authorized in writing by LICENSEE;


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          (6)  such  customer  will  not  export or re-export LICENSED SOFTWARE;

          (7) such customer will not reverse compile or disassemble the LICENSED SOFTWARE; and

          (8) Intelli-Check does not warrant the LICENSED SOFTWARE, does not assume any liability regarding the LICENSED SOFTWARE and does not undertake to furnish any support or information regarding the LICENSED SOFTWARE unless provided for within this agreement.

     (c) Licensee shall use its best efforts to enforce the agreements with its customers as specified in this Agreement.

     (d) No right is granted for the use of the LICENSED SOFTWARE, other than as set forth herein.

     (e) Licensee may make those copies of the LICENSED SOFTWARE necessary for the use by Licensee for which rights are granted hereunder, provided that each such copy contains any copyright or proprietary notice appearing on or in the LICENSED SOFTWARE being copied.

     (f) Licensee agrees that it will not use or copy the LICENSED SOFTWARE except as authorized herein.

1.02  Furnishing  of  LICENSED  SOFTWARE

Intelli-Check shall furnish the LICENSED SOFTWARE to Licensee within a reasonable time (generally within 10 days after receipt of a bonafide purchase order).

1.03  Ownership

No ownership interest in LICENSED SOFTWARE is being transferred to Licensee under this Agreement.

1.04  Non-Transmission

LICENSEE agrees that it will not, without the prior written consent of Intelli-Check, transmit, directly or indirectly, LICENSED SOFTWARE to any country outside of the United States and Canada.

1.05  U.S.  Export  Control

Licensee hereby assures Intelli-Check that it will not directly or indirectly use, distribute, transfer or transmit all or any portion of the LICENSED SOFTWARE, whether alone or in combination with other products or equipment


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(including  other  software),  except  in  compliance  with U.S. export laws and regulations (the "Export Laws"). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.



                                   ARTICLE II

                                      FEES

2.01  Fees


     (a) Licensee shall pay to Intelli-Check a fee of $475 for each SYSTEM that uses the LICENSED SOFTWARE. In addition, License will pay for any hardware or other products and services offered by Intelli-Check as described in appendix A.

     (b) Should Licensee desire any updates and modifications to the LICENSED SOFTWARE (to the extent that Intelli-Check makes the same commercially available, or to the extent that same are required to correct bugs or defects brought to Intelli-Check's notice by Licensee), then Licensee shall pay an annual fee per Exhibit attached for each SYSTEM that uses the LICENSED SOFTWARE. This election shall be at the option of the LICENSEE. If elected, the annual fee of $150.00/SYSTEM shall be paid on an annual basis for all SYSTEMS furnished by the LICENSEE after EXECUTION. LICENSEE may not elect to receive updates and modifications on some but not all SYSTEMS. In addition, if Licensee elects not to receive updates and modifications to the LICENSED
SOFTWARE, then LICENSEE shall have a right to receive such updates and modifications at a later time upon notification in writing to Intelli-Check and payment of unpaid annual fees retroactive to the date the original Warranty Period expired. The first annual fee on a SYSTEM shall be paid along with the fees specified for this SYSTEM in Section 2.01(a). Subsequent annual fees on a SYSTEM shall be paid on each anniversary date of the first annual fee payment for that SYSTEM. There shall be no credit on any annual fee once paid.

     (c) Should licensee require the Intelli-Check Data Capture Module (DCM) for use with the Licensed Software for parsing the encoding on Driver Licenses, State and Provincial ID Cards and Military IDs, they will be provided at a price of $505, which does not include any power supply or cable.

     (d) Any support or software modification requested, other than as set forth above, will be handled on a consulting basis at a fee of $125 per hour plus out of pocket expenses and other mutually acceptable terms and conditions to be agreed upon by Intelli-Check and Licensee prior to the commencement of any such support or modification.


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     (e)          Licensee  shall  keep  full,  clear  and accurate records with respect to each SYSTEM furnished with the LICENSED SOFTWARE and shall furnish any information which Intelli-Check may reasonably prescribe from time to time to enable Intelli-Check to ascertain that it has been properly compensated under this Agreement. Licensee shall retain such records for at least five (5) years from the sale, lease, furnishing or putting into use of any SYSTEM. Intelli-Check shall have the right through its accredited auditors to make examinations, during normal business hours, of all records and accounts bearing upon the amounts of fees payable to it under this Agreement. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by any such examination. The cost of any examination shall be paid for by Intelli-Check, unless the examination reveals an underpayment by Licensee to Intelli-Check of ten percent (10%) or more.

     (f) Independent of any such examination, Intelli-Check will credit to Licensee the amount of any overpayment made in error which is identified and fully explained in a written notice to Intelli-Check delivered within twelve
(12) months after the due date of the payment which included such alleged overpayment, provided that Intelli-Check is able to verify, to its own satisfaction, the existence and extent of the overpayment.

     (g) No refund, credit or other adjustment of fee payments shall be made by Intelli-Check except as provided in this Section 2.01. Rights conferred by this Section 2.01 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

     (h) Within fifteen (15) days after the end of each monthly period, Licensee shall furnish to Intelli-Check a statement, certified by a responsible official of Licensee, showing all SYSTEMS using the LICENSED SOFTWARE which were furnished or put into use during such period, its serial number, and an identification of the associated customers, including the full name, address and telephone number. If no SYSTEM which uses the LICENSED SOFTWARE was furnished, that fact shall be shown on the statement.

     (i) Past due payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum. Additionally, if Licensee overpays Intelli-Check for any fees due under this agreement, and notice of such overpayment is given to Intelli-Check, such overpayment shall be immediately refunded by Intelli-Check to Licensee plus interest which shall accrue on such overpayment at the same rate stated above for the period from the date of the overpayment until the date of such refund thereof.


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2.02  Payments

Payments to Intelli-Check shall be made in United States dollars to the address specified in Section 4.07. All payments are due within thirty (30) days from date of delivery of LICENSED SOFTWARE. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers on New York City as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

2.03  Taxes

     (a) Licensee shall bear all taxes, duties, levies and similar charges (and any related interest and penalties), however designated, imposed as a result of the existence or operation of this Agreement, except (i) any tax imposed upon Intelli-Check in a jurisdiction other than the United States if such tax is allowable as a credit against the United States income taxes of Intelli-Check; and (ii) any income tax imposed upon Intelli-Check by the United States or any governmental entity within the United States (the fifty (50) states and the District of Columbia). In order for the exception contained in
(i) to apply, Licensee must furnish Intelli-Check with evidence issued by the taxing authority in such jurisdiction that such tax has been paid. The evidence must be furnished within thirty (30) days of issuance by the taxing authority and must be sufficient to satisfy United States taxing authorities that such tax has been paid.

     (b) If Licensee is required to bear a tax, duty, levy or similar charge pursuant to (a) above, Licensee shall pay such tax, duty, levy or similar charge and any additional amounts as are necessary to ensure that the net amounts received by Intelli-Check hereunder after all such payments or withholdings equal the amounts to which Intelli-Check is otherwise entitled under this Agreement as if such tax, duty, levy or similar charge did not apply.



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                                   ARTICLE III

                                   TERMINATION

3.01  Termination

     (a) If Licensee fails to fulfill one or more of its obligations under this agreement, Intelli-Check may, upon its election and in addition to any other remedies that it may have, at any time terminate all the rights granted by it hereunder by not less than two (2) months' written notice to Licensee specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied. Upon such termination Licensee shall destroy all copies of LICENSED SOFTWARE in its possession and certify such destruction in writing to Intelli-Check within thirty (30) days. In the event of termination, Intelli-Check shall have no obligation to refund any amounts paid it pursuant to Section 2.01.

     (b) In the event of any breach of this agreement by Intelli-Check or any of its SUBSIDIARIES, or of any loss or injury to LICENSEE arising out of this agreement, for which Intelli-Check or its SUBSIDIARIES is liable to Licensee (excluding breaches, losses and injuries arising out of infringement of any patent, copyright or trade secret), Intelli-Check's and its SUBSIDIARIES' total cumulative liability to Licensee for all such breaches, losses and injuries shall be the lesser of (i) the actual value of the injury or loss to Licensee or (ii) the total fees paid to Intelli-Check.

     (c) Licensee may voluntarily terminate its licenses and rights under this Agreement at any time, by providing Intelli-Check with sixty (60) days written notice of such termination. In the event of a termination under this paragraph (c), all rights to use or furnish the LICENSED SOFTWARE shall cease, except for SYSTEMS with the LICENSED SOFTWARE which are in Licensee's inventory as of the date of termination. The fees specified in Section 2.01 shall be due on this inventory as of the end of the semi annual period immediately following the date of termination

3.02  Survival

The obligations of Licensee under Sections 1.04, 1.05 and 4.04 shall survive and continue after any termination of rights under this agreement.


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                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.01  Agreement  Prevails

This agreement shall prevail notwithstanding any conflicting terms or legends, which may appear on or in LICENSED SOFTWARE.

4.02  Disclaimer  and  Limitation  of  Warranties

     (a) Intelli-Check and its affiliates make no representations or warranties, other than as expressly set forth in this agreement (including its Appendices). By way of example but not of limitation, Intelli-Check and its affiliates make no representations or warranties of merchantability or fitness for any particular purpose.

     (b) If a third party claims that the LICENSED SOFTWARE directly infringes any U.S. patent, copyright, or trade secret, Intelli-Check will (as long as Licensee is not in default under this agreement or any other agreement with Intelli-Check) defend Licensee against such claim at Intelli-Check's expense and pay all damages that a court finally awards, provided that Licensee promptly notifies Intelli-Check in writing of the claim, and allows Intelli-Check to control, and cooperates with Intelli-Check in, the defense or any related settlement negotiations. If such a claim is made or appears possible, Intelli-Check shall, at its option, promptly either (i) secure for Licensee the right to continue to use the LICENSED SOFTWARE, or (ii) modify or replace the LICENSED SOFTWARE so that it is non-infringing but equivalent in performance, functions and interface to the original LICENSED SOFTWARE; provided, however, that if Intelli-Check and Licensee agree that neither of the foregoing two options is reasonably available, then Intelli-Check shall refund to Licensee all amounts previously paid by Licensee under this agreement, and, upon receipt of such refund, Licensee shall return the LICENSED SOFTWARE to Intelli-Check. However, Intelli-Check has no obligation for any claim based on a version of the LICENSED SOFTWARE which is modified by any entity other than Intelli-Check or based on the combination, operation, or use of the LICENSED SOFTWARE with any product, data, or apparatus not provided by Intelli-Check. THIS PARAGRAPH STATES INTELLI-CHECK'S ENTIRE OBLIGATION TO LICENSEE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.

     (c) The Licensed Software complies to specifications, as contained in Appendix A, in all material respects. However, Intelli-Check specifically makes no representation or warranty as to the performance of the Licensed Software with the System.

4.03  Nothing  Construed

Nothing  contained  herein  shall  be  construed  as:


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     (i)  conferring by implication, estoppel or otherwise, any license or right to use any name, trade name, trademark, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof;

     (ii) an obligation upon Intelli-Check or any of its affiliates to furnish any person, including Licensee, any assistance of any kind whatsoever, or any information or documentation other than the LICENSED SOFTWARE and any updates and modifications pursuant to Section 2.01 (b) above.

4.04  Confidentiality

     (a) Licensee agrees to hold all parts of LICENSED SOFTWARE in confidence for Intelli-Check. Licensee further agrees not to make any disclosure of LICENSED SOFTWARE (including methods or concepts utilized therein) to anyone, except to employees of Licensee to whom such disclosure is necessary to the use for which rights are granted hereunder.

     (b) Licensee shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them.

     (c) Licensee agrees not to disassemble or reverse compile the COMPUTER PROGRAMS in the LICENSED SOFTWARE.

     (d) Licensee's obligations under this Section 4.04 shall not apply to any information relating to LICENSED SOFTWARE (including any method or concept utilized therein) that:

     (i) is or becomes available without restriction to the general public by acts not attributable to Licensee or its employees,

     (ii) was rightfully in Licensee's possession without limitation on disclosure before disclosure hereunder to Licensee, or

     (iii) is rightfully disclosed to Licensee by a third party without restrictions on disclosure.

4.05  Publicity

Licensee agrees that it will not, without the prior written permission of Intelli-Check:

     (i) use in advertising, publicity, packaging, labeling or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned


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     by  Intelli-Check  or any of its affiliates or used by Intelli-Check or any of  its affiliates to identify any of its or their products or services; or

     (ii) represent, directly or indirectly, that any product or service of Licensee is a product or service of Intelli-Check or any of its affiliates or is made in accordance with or utilizes any information or documentation of Intelli-Check or any of its affiliates, except as provided for in this agreement.

4.06  Nonassignability

The parties hereto have entered into this agreement in contemplation of personal performance by Licensee and intend that the rights granted to Licensee hereunder not extend to other entities without Intelli-Check's express written consent. Accordingly, neither this agreement nor any of Licensee's rights hereunder shall be assignable or transferable (in insolvency proceedings or otherwise) without such consent.

4.07  Addresses

     (a)     (a)     Any  notice  or  other  communication  hereunder  shall  be sufficiently given to SiVault Systems, Inc. when sent by certified mail addressed to the Chief Financial Officer or any other specified company officer subsequently identified by SiVault Systems at 500 Fifth Avenue, New York, NY 10110, or to Intelli-Check when sent by certified mail addressed to Ed Winiarz, Intelli-Check, Inc., 246 Crossways Park West, Woodbury, New York 11797. Changes in the individuals to be notified and such addresses may be specified by written notice.


     (b) Payments by the Licensee shall be made to Intelli-Check at Intelli-Check, Inc., 246 Crossways Park West, Woodbury, New York 11797, Attn:
Accounting Department. Changes in such address or account may be specified by written notice.

4.08  Integration

This agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, in prior written agreements, or in a writing executed with or subsequent to the execution of this agreement by an authorized representative of the party to be bound thereby.

4.09  Choice  of  Law

The parties agree that the law of the State of New York shall apply in any dispute arising with respect to this agreement.


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IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Intelli-Check,  Inc.                         SiVault  Systems,  Inc.

By:  /s/ Frank Manelbaum                     By: /s/ Emilian Elefteratos

Title:  CEO                                  Title: CEO

Date:   8/24/2004                            Date: 8/24/2004

              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF BOTH PARTIES


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                              DEFINITIONS APPENDIX


CPU  means  central  processing  unit.

COMPUTER PROGRAM means any object-code instruction or plurality of such instructions for controlling the operation of a CPU.

EXECUTION  means  the  date  the  last  party  signs  this  Agreement.

LICENSED SOFTWARE means all or any portion of the COMPUTER PROGRAM and supporting files designated by Intelli-Check as of EXECUTION as the "ID-Check Verification Software." LICENSED SOFTWARE shall be in a DLL format and shall comply with the specifications as previously provided. LICENSED SOFTWARE includes updates and modifications to such software, to the extent that they are made commercially available by Intelli-Check, for so long as the fees specified in Section 2.01(b) are paid.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

SYSTEM means that combination of hardware and software offered by Licensee that Intelli-Check's LICENSED SOFTWARE will run on and designated as "___________ System;" such system being adapted for use by customers. Other combinations of software and hardware furnished by Licensee may be deemed to be a SYSTEM upon Intelli-Check's written approval.

SOFTWARE UPGRADE SUPPORT means Intelli-Check will provide updated LICENSED SOFTWARE for the processing on new jurisdiction formats as Intelli-Check develops and commercially releases these updates, as expressly provided for in
Section  1.0  in  this  agreement.


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